Exhibit 99.1

Misonix Appoints Joseph Dwyer as

Chief Financial Officer

For Immediate Release

Corporate Contact	Investor Contact
Joe Dwyer	Joe Diaz
Misonix, Inc.	Lytham Partners
631-927-9113	602-889-9700
jdwyer@misonix.com	mson@lythampartners.com

FARMINGDALE, NY – August 23, 2017 -- Misonix, Inc. (Nasdaq: MSON), a provider of minimally invasive therapeutic ultrasonic medical devices that enhance clinical outcomes, announced today that Joseph P. Dwyer has been appointed as Chief Financial Officer. Mr. Dwyer has been serving as Interim Chief Financial Officer of Misonix since September 2016.

Stavros Vizirgianakis, President and Chief Executive Officer of Misonix, said, “I am pleased to officially welcome Joe as our Chief Financial Officer. His background is well suited to provide Misonix with financial leadership along with his dedication to the success of our business. Joe has been intimately involved with our audit committee, working through the financial and regulatory challenges of the past year and his financial background was instrumental in bringing us through those challenges. I am confident that his broad base of financial and operational experience will prove to be advantageous in growing our business both domestically and internationally.”

Joe Dwyer brings to Misonix a strong track record of accomplishments with more than 20 years of senior level finance experience. From June 2015 he has provided financial consulting and advisory services to various companies through the firms Dwyer Holdings and TechCXO. Prior thereto, from November 2012 until June 2015, he was Chief Financial Officer of Virtual Piggy, Inc., a publicly-traded technology company. Prior to joining Virtual Piggy, Mr. Dwyer served as chief financial officer of OpenLink Financial, Inc., a privately held company, which provides software solutions for trading and risk management in the energy, commodity, and capital markets. During 2011 and 2012, Mr. Dwyer was a member of the board of directors and chairman of the audit committee and served as interim chief administrative officer of Energy Solutions International, Inc., a privately-held company providing pipeline management software to energy companies and pipeline operators. From 2010 through 2011, Mr. Dwyer served as chief administrative officer of Capstone Advisory Group, LLC, a privately- held financial advisory firm providing corporate restructuring, litigation support, forensic accounting, expert testimony and valuation services. Mr. Dwyer served as a consultant to Verint Systems, Inc., a software company listed on the NASDAQ Global Market, from 2009 through 2010, assisting with SEC reporting and compliance. From 2005 through 2009, Mr. Dwyer served as chief financial officer and executive vice president of AXS-One Inc., a publicly traded software company. During 2004, Mr. Dwyer served as chief financial officer of Synergen, Inc., a privately held software company providing energy technology to utilities. Prior to 2004, Mr. Dwyer also served as chief financial officer and executive vice president of Caminus Corporation, an enterprise application software company that was formerly listed on the NASDAQ National Market, chief financial officer of ACTV, Inc., a digital media company that was formerly listed on the NASDAQ National Market, and senior vice president of finance for Winstar Communications, Inc., a publically traded telecommunications company.

Mr. Dwyer received his BBA in Accounting from the University of Notre Dame in 1978 and is licensed as a Certified Public Accountant in the State of New York.

About Misonix

Misonix, Inc. designs, develops, manufactures and markets therapeutic ultrasonic medical devices. Misonix's therapeutic ultrasonic platform is the basis for several innovative medical technologies. Addressing a combined market estimated in excess of $1.5 billion annually; Misonix's proprietary ultrasonic medical devices are used in spine surgery, neurosurgery, orthopedic surgery, wound debridement, cosmetic surgery, laparoscopic surgery, and other surgical and medical applications. Additional information is available on the Company's website at www.misonix.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company's business lines, the impact of the pending investigation by the Department of Justice and Securities Exchange Commission, and other factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking statements.